As filed with the Securities and Exchange Commission on September 24, 2008	Registration No. 333-153473

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Raduga Inc.
(Exact name of Registrant as specified in its charter)

Nevada	3851	26-3267343
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

575 Anton Blvd., Suite 300
Costa Mesa, CA 92626
Phone: (714) 432-6520
Fax: (714) 432-6564

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Olena Denyavska
President and Chief Executive Officer
575 Anton Blvd., Suite 300
Costa Mesa, CA 92626
Phone: (714) 432-6520
Fax: (714) 432-6564

(Name, Address, and Telephone Number of Agent for Service)

Copies to:
Karen A. Batcher, Esq.
Batcher Zarcone & Baker, LLP
744 Otay Lakes Road, #143
Chula Vista, CA 91910
Tel: (619) 475-7882
Fax: (619) 789-6262

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☑

(Do not check if a smaller reporting company)

Proposed
		Maximum	Proposed Maximum
Class of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Share (1)	Price (2)	Registration Fee (2)

Common Stock	3,000,000	$0.010	$30,000	$1.18

(1)	Based on the last sales price on July 31, 2008.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2008

PROSPECTUS

Raduga Inc.

3,000,000 SHARES
COMMON STOCK

The selling shareholders named in this Prospectus are offering all of the shares of common stock offered through this Prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON BEGINNING ON PAGE 3.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.010 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offence.

The Date Of This Prospectus Is: September 24, 2008.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to “we,” “us,” “our,” “Raduga,” or the “Company” mean Raduga Inc.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on August 17, 2007. Raduga Inc. is a startup company that markets and distributes prescription eyeglass frames and fashion sunglasses from independent North American manufacturers and designers to the Ukrainian market. We intent to sell and distribute products we represent: (1) to independent optical retailers in the Ukrainian market, primarily through independent sales representatives; (2) to retail chains and department stores, primarily through selected distributors we intent to enter into agreements with and utilize their direct sales force in Ukraine.

We have limited revenues, have incurred losses since our inception on August 17, 2007, and have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our President, Mrs. Denyavska, to fund our operations. We are a development stage company and we do not expect for the next 12 months to generate revenue which would be enough to sustain our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (August 17, 2007) to July 31, 2008, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal executive offices are located at 575 Anton Blvd., Ste. 300, Costa Mesa, CA 92626 and our telephone number at that address is (714) 432-6520.

The Offering

Securities Being Offered:	Up to 3,000,000 shares of common stock.

Offering Price:
The selling shareholders will sell our shares at $0.010 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering :	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering:
The offering will conclude when all of the 3,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.

Securities Issued And to be Issued:	8,500,000 shares of our common stock are issued and outstanding as of the date of this Prospectus. All of the common stock to be sold under this Prospectus will be sold by existing shareholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements and notes thereto included elsewhere in this Prospectus.

Balance Sheet Data

As of
July 31, 2008 (Audited)
Working Capital	$20,953
Total Assets	$36,835
Total Liabilities	$15,682

Income Statement Data

From August 17, 2007
(Inception)
to July 31, 2008 (Audited)
Revenue	$2,025
Expenses	$(15,647)
Net (Loss)	$(14,347)

As of July 31, 2008, we had a working capital of $20,953 and an accumulated loss of $14,347 since inception.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

INDUSTRY RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We may not be able to compete effectively in the eyewear industry.

The markets for prescription eyeglass frames and sunwear are intensely competitive. There are thousands of frame styles, including thousands with brand names, many of which have global recognition. At retail, we will compete with styles that do and do not have brand names, styles in the same price range, and styles with similar design concepts. To obtain space at an optical retailer, we will compete against many companies, both foreign and domestic, including biggest eyewear manufacturers/distributors, such as Luxottica Group S.p.A, Safilo Group S.p.A., and Marchon Eyewear, Inc. Our largest competitors have significantly greater financial, technical, sales, manufacturing, and other resources than us. They also employ extensive direct sales forces that have existed longer. At the major retail optical chains, we compete not only against other eyewear suppliers, but also against the chains themselves, as these chains have increasingly designed, manufactured and sold their own lower-priced private label brands. Luxottica Group, the largest eyewear company in the world, is vertically integrated, in that it manufactures frames, distributes them through a direct sales force throughout the world, and owns LensCrafters, Sunglass Hut, Pearle Vision, and Cole Vision, which combined is the largest worldwide retail optical chain.

The action sports and youth lifestyle markets in which we also intent to compete are intensely competitive. We will compete with sunglass and goggle brands in various niches of the action sports market including Von Zipper, Electric Visual, Arnette, Oakley, Scott, and Smith Optics. We will also compete with broader youth lifestyle brands that offer eyewear products, such as Quicksilver, and in the broader fashion sunglass sector of the eyewear market, which is fragmented and highly competitive. We will compete primarily on the basis of fashion trends, design, performance, value, quality, brand recognition, marketing, and distribution channels.

The purchasing decisions of consumers are highly subjective and can be influenced by many factors, such as marketing programs, product design, and brand image. Our competitors enjoy substantial competitive advantages, including greater brand recognition, a longer operating history, more comprehensive lines of products and greater financial resources for competitive activities, such as sales and marketing, research and development, and strategic acquisitions. Our competitors may enter into business combinations or alliances that strengthen their competitive positions or prevent us from taking advantage of such combinations or alliances. They also may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or consumer preferences.

Fluctuations in foreign currency exchange rates could harm our results of operations.

We intend to sell a majority of our products in transactions denominated in local Ukrainian currency; however, we will purchase our products from our manufacturers in transactions denominated in US Dollars. As a result, we are exposed to gains and losses resulting from the effect those fluctuations in foreign currency exchange rates.

We may be unable to keep up with constantly changing fashion trends.

Our success depends, in large part, upon our ability to gauge the evolving fashion tastes of our consumers and to provide merchandise that satisfies such fashion tastes in a timely manner. The worldwide eyewear fashion industry fluctuates according to changing fashion tastes and seasons. The merchandise usually must be ordered well in advance of the season, frequently before consumer fashion tastes are evidenced by consumer purchases. In addition, the cyclical nature of the worldwide eyewear fashion retailing industry also requires us to secure significant level of inventory, especially prior to peak selling seasons such as summer season for sunwear glasses when all fashion retailers build up their inventory levels. As a result, if we fail to properly gauge the fashion tastes of consumers, or to respond in a timely manner, this failure could adversely affect consumer acceptance of merchandise we re-sell and leave us with inventory deficiency or inventory surplus which would negatively impact financial results.

The results of our wholesale businesses will be affected by the buying plans of our customers, which will mostly include smaller retailers and boutique stores. Our customers may not inform us of changes in their buying plans until it is too late for us to make the necessary adjustments to our product lines and marketing strategies. While we believe that purchasing decisions in many cases are made independently by individual stores or store chains, we are exposed to decisions by the controlling owner of a store, to decrease the quantity of merchandise purchased from us. In addition, the retail industry periodically experiences consolidation. We face a risk that our customers may consolidate or restructure and that could decrease the number of stores or the amount of shelf space for our merchandise.

The worldwide eyewear retailing industry is heavily influenced by general economic cycles.

Eyewear retailing is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Any substantial deterioration in general economic conditions could adversely affect our sales and results of operations. Downturns or the expectation of a downturn, in general economic conditions could adversely affect consumer spending patterns, our sales, and our results of operations. Declines in consumer spending patterns will have a negative effect on eyewear retailers. Therefore, we may not be profitable, if there is a decline in consumer spending patterns.

Our international operations are subject to political and economic risks.

We expect that most of our sales will be generated outside the United States of America. We will be accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business, including:

•	political and economic instability;
•	inflation;
•	exchange controls and currency exchange rates;
•	foreign tax treaties and policies; and
•	restrictions on the transfer of funds to and from foreign countries.

Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates. These fluctuations could cause our results of operations to vary materially.

COMPANY RISK FACTORS

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on August 17, 2007, and we have generated only insignificant revenue. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception on August 17, 2007, through July 31, 2008, is $14,347. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.

Our registered independent auditors have discussed their uncertainty regarding our business operations in their audit report dated August 29, 2008. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.

We may be unable to create a portfolio of innovative and stylish product lines and brands and as a result will have no demand for our products.

The eyewear market is a subject to constantly changing consumer preferences based on fashion and performance trends. Our success depends largely on the strength of our chosen brands and our ability to introduce innovative and stylish products that are accepted by consumers in our target markets. We must anticipate the rapidly changing preferences of consumers and provide products that appeal to their preferences in a timely manner. Achieving market acceptance for new products may also require substantial marketing and product development efforts and expenditures to create consumer demand. Decisions regarding ordering new product designs must be made several months in advance of the time when consumer acceptance can be measured. If we will not be able to develop a portfolio of innovative and stylish brands that provide greater performance and design attributes than the products of our competitors and that are accepted by our targeted consumers, we may not be competitive for perspective customers loyalty, which could result in a decline in our sales and market share.

We rely on third parties to manufacture and distribute the products we re-sell.

We will depend on the independent North American eyewear brand suppliers to manufacture and supply the merchandise that we will be re-selling. If these brand manufacturers are unable to secure sufficient supplies of raw materials, or maintain adequate manufacturing and shipping capacity, they may be unable to provide us with timely delivery of products of acceptable quality. In addition, if the prices charged by these brand manufacturers increase for reasons such as increases in the price of raw materials, increases in labor costs or currency fluctuations, our cost of inventory would increase, adversely affecting our results of operations. We will depend on third parties to transport and deliver of merchandise. Due to the fact that we do not have any independent transportation or delivery capabilities of our own, if these third parties are unable to transport or deliver our merchandise for any reason, or if they increase the price of their services, including as a result of increases in the cost of fuel, our operations and financial performance may be adversely affected.

We currently do not have long-term agreements with any of our potential brand manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time in the future. There is also substantial competition among wholesalers for quality brand manufacturers. To the extent we are unable to secure or maintain relationships with quality brand manufacturers, our business could be harmed.

 If our marketing efforts are not effective, our products may not achieve the broad recognition necessary to our success in the target territories.

We may not be able to build successfully recognition and favorable perception of our brands and styles in a manner that will enable us to expand our business in a cost-effective or timely manner. If our products will not be received favorably by consumers, our reputation could be damaged. The lack of market acceptance of our new products will not allow us to generate satisfactory net sales and could harm our business.

Our business could be harmed if we fail to maintain proper inventory levels.

We place orders with our manufacturers for some of our products prior to the time we receive orders for these products from our customers. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of selected products that we anticipate will be in high demand. We may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our image and harm our operating results and financial condition. Conversely, if we underestimate consumer demand for the products we sell or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships and diminish brand loyalty, thereby harming our business.

Any failure to maintain ongoing sales through our independent sales representatives or maintain our international distributor relationships could harm our business.

We intend to sell our products to retail locations in Ukraine that are serviced by local direct sales teams and a network of independent sales representatives and distributors. We will rely on these independent sales representatives and distributors to provide customer contacts and market our products directly to our customer base. Our independent sales representatives will not be obligated to continue selling our products, and they may terminate their arrangements with us at any time with limited notice. We do not have long-term agreements with any of the local distributors. Our ability to sell will depend in large part on our success in developing and maintaining relationships with our independent sales representatives and our local distributors. It is possible that we may not be able to maintain or expand these relationships successfully or secure agreements with additional sales representatives or distributors on commercially reasonable terms, or at all. Any failure to develop and maintain our relationships with our independent sales representatives or our international distributors, and any failure of our independent sales representatives or international distributors to effectively market our products, could harm our sales and our business.

Our eyewear products and business may subject us to product liability claims or other litigation, which are expensive to defend, distracting to our management and may require us to pay damages.

Due to the nature of our products and the activities in which our products may be used, we may be subject to product liability claims or other litigation, including claims for serious personal injury, breach of contract, shareholder litigation, or other litigation. Successful assertion against us of one or a series of large claims could harm our business by causing us to incur legal fees, distracting our management, or causing us to pay damage awards.

We depend on key personnel.

Our future success will depend in part on the continued service of key personnel, particularly Olena Denyavska, our President and Chief Executive Officer, and Katerina Yatsuk, our Director and Chief Financial Officer. Our future success will also depend on our ability to attract and retain key managers, sales people, and others. We face intense competition for these individuals from well established multinational, national, and regional wholesale and retail companies. We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Because our management has limited prior experience in wholesale business our business has a higher risk of failure.

Our Directors have no or limited experience in eyewear wholesale industry. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing, sales, and business development consultants. Our Directors’ decisions and choices may not be well thought out and our operations, earnings, and ultimate financial success may suffer irreparable harm as a result.

Because our Directors own 64.71% of our outstanding common stock they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors, as a group, own 64.71% of the outstanding shares of our common stock as of the date of this Prospectus. Accordingly, they have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They also have the power to prevent or cause a change in control. The interests of our Directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult, and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing, and other finance staff in order to develop and implement appropriate additional internal controls, processes, and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending July 31, 2008, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our Annual Report on Form 10-K for our fiscal period ending July 31, 2008, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.
In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the NASDAQ National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

-	variations in our quarterly operating results;
-	changes in general economic conditions and in the eyewear retailing industry;
-	announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;
-	loss of a major customer, partner or joint venture participant; and
-	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Once publicly trading, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

-	that a broker or dealer approve a person's account for transactions in penny stocks; and

-	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

-	obtain financial information and investment experience objectives of the person; and

-
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

-	sets forth the basis on which the broker or dealer made the suitability determination; and

-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

-
Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

We expect the market for our common shares to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

You could be diluted from our future issuance of capital stock and derivative securities.

As of July 31, 2008, we had 8,500,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Raduga Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Raduga will need to come through appreciation of the stock’s price.

The selling stockholders may sell their shares of common stock in the market, which sales may cause our stock price to decline.

The selling stockholders may sell in the public market up to 3,000,000 shares of common stock being registered in this offering. That means that up to 3,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and the non-registered shareholders will continue to be subject to the provisions of various insider trading and rule 144 regulations. Consequently, if shareholders are selling shares pursuant to the prospectus underlying this registration statement, it may be more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all as public market sales by our shareholder may deflate the market price of our stock.

The sale of material amounts of common stock under the accompanying registration statement could  encourage short sales by third parties.

In many circumstances the issuance of securities for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the debt raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock.

If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the eyewear retailing industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this Report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic, and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.010 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering all of the 3,000,000 shares of common stock offered through this Prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 31, 2008.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this Offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the Offering; and
4.	the percentage owned by each upon completion of the Offering.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Stockholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Victor Teterev	100,000	100,000	Nil	Nil
Volodimir Kudryavtsev	100,000	100,000	Nil	Nil
Tamara Kilivnik	100,000	100,000	Nil	Nil
Ganna Tkach	100,000	100,000	Nil	Nil
Valentina Melanich	100,000	100,000	Nil	Nil
Antonina Nischenko	100,000	100,000	Nil	Nil
Valentina Tretyak	100,000	100,000	Nil	Nil
Zoya Kramarenko	100,000	100,000	Nil	Nil
Sergei Breus	100,000	100,000	Nil	Nil
Oleksandr Mashtaler	100,000	100,000	Nil	Nil
Mariya Bublik	100,000	100,000	Nil	Nil
Mariya Oleynik	100,000	100,000	Nil	Nil
German Atayan	100,000	100,000	Nil	Nil
Veronika Yankova-Furmanets	100,000	100,000	Nil	Nil
Valentin Bessinem	100,000	100,000	Nil	Nil
Olena Sorokina	100,000	100,000	Nil	Nil

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Stockholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Olena Panchenko	100,000	100,000	Nil	Nil
Valentina Mezentseva	100,000	100,000	Nil	Nil
Sergiy Kalafitski	100,000	100,000	Nil	Nil
Volodimir Kotov	100,000	100,000	Nil	Nil
Vyacheslav Klimov	100,000	100,000	Nil	Nil
Volodimir Smirnov	100,000	100,000	Nil	Nil
Vasil Lisovoy	100,000	100,000	Nil	Nil
Igor Galichenko	100,000	100,000	Nil	Nil
Katerina Ergieva	100,000	100,000	Nil	Nil
Ludmila Ismatova	100,000	100,000	Nil	Nil
Tetyana Monahova	100,000	100,000	Nil	Nil
Svitlana Gika	100,000	100,000	Nil	Nil
Volodimir Shumeyko	100,000	100,000	Nil	Nil
Oleksandr Larin	100,000	100,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,500,000 shares of common stock outstanding on the date of this Prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or,
(2)	has ever been one of our officers or Directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell their shares at $0.010 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

a)	Not engage in any stabilization activities in connection with our common stock;

b)	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

c)	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-	contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties;

-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-	contains a toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

-	with bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words includingbut not limited to “anticipates,” “believes,” “plans,” “expects,” “future,” and similar statements or expressions, identify forward-looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel, and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

Business Model

We were formed on August 17, 2007. Our plan is to build a portfolio consisting of North American eyewear labels and manufacturers for exporting and distribution on the Ukrainian market. Our goal is to uniquely position ourselves as a wholesaler and distributor of lesser known American eyewear brands and manufacturers in medium-priced category that generally are not available on the Eastern European market.

Our plan of operation is based on three main milestones:

1)
Determine our initial listing of brands and styles we will offer to our Ukrainian distributors, sunwear stores and boutiques by selecting a number of independent North American brands and manufacturers. By focusing exclusively on American brands and manufacturers we believe it will differentiate us from many of our competitors who are offering mostly European Brands.

2)	Place our initial orders from North American manufacturers. Evaluate market response and develop further growth strategy based on results of initial market test.

3)	Expand product lines we offer, brands and manufacturers we represent, and sales territories we will operate in.

We intend to build a network of distributors who already operate on their respective local market by entering into sales/distribution agreements. We will negotiate our fees and markup on a case by case basis with local sales representatives/distributors who have already built working relationships with local retail chains and independent operators as well as distributors specializing in the eyewear channel.

Results of Operations

From Inception on August 17, 2007, through July 31, 2008

During the period from inception on August 17, 2007 to July 31, 2008, we have generated $2,025 in revenue resulting in gross profit of $1,300. Our loss since inception is $14,347, of which $3,000 was for accounting and audit fees; $2,500 for officers’ compensation; $407 for general and administrative expenses; $775 for organization costs; $869 for rent; $86 for interest expense; and $8,010 for travel and promotion.

Since inception, we have sold 5,500,000 shares of common stock at $0.001 per share to our Directors for proceeds of $5,500, and 3,000,000 shares of common stock at $0.010 per share for total proceeds of $30,000.

As of the date of this Prospectus we have hired consultants in the areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Liquidity and Capital Resources

As of July 31, 2008, our total current assets were $36,635 comprised of cash of $36,635. As of July 31, 2008, our total liabilities were $15,682 for a total working capital of $20,953. We expect to incur substantial losses over the next two years.

Historically, we have funded our operations through financing activities consisting primarily of private placements of equity securities with existing shareholders and outside investors and loans from our Directors.

During the period from inception to July 31, 2008, proceeds of $35,500 were received from the sale of common stock in connection with various private placements. In addition, our Director had provided to us a $7,000 loan for general working capital purposes. The loan payable is unsecured, bears interest at 6.25% per annum, and consists of $7,000 of principal due on May 20, 2009, and $86 of accrued interest payable as at July 31, 2008.

Due to the “start up” nature of our business, we expect to incur losses as it expands.  To date, our cash flow requirements have been primarily met by debt and equity financings.  Management believes that we have sufficient cash flow to meet our capital requirements for at least the next 12 months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Off-Balance Sheet Items

We currently do not have any off-balance sheet items.

Critical Accounting Policies

Our discussion and analysis or plan of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to income taxes and contingencies.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its financial statements.

 Revenue Recognition

Raduga is in the development stage and has yet to realize significant revenues from operations. Once the Company has commenced full operations, it will recognize revenues when the sale and/or distribution of eyewear is complete, risk of loss and title to the eyewear have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons.
These incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

 Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended July 31, 2008.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. Raduga establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

 Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group P.C., Certified Public Accountants, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations, and prospects may have changed since that date.

We obtained statistical data and certain other industry forecasts used throughout this Prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

Background

We are a startup company. Our plan is to build a portfolio consisting of North American eyewear labels and manufacturers for exporting and distribution on Ukrainian market. Our goal is to uniquely position ourselves as a wholesaler and distributor of less known American eyewear brands and manufacturers in medium-priced category that generally are not available on Eastern European market. We plan to specialize in sales and distribution of several eyewear categories consisting of: (i) Prescription frames; (ii) Sunglasses (some sunwear glasses styles are Rx-able); (iii) Ready to wear reading glasses; and (iv) Specialty sunglasses and goggles for sport markets, including surfing, skateboarding, snowboarding, and skiing.

We have entered into an agreement with Optex (the "Optex", or Distributor), a distributor located in Ukraine whereby the Optex was granted the non-exclusive and non-assignable right to re-sell, market, and distribute products supplied by Raduga Inc.

We will focus our marketing and sales efforts on youth lifestyle markets, and specifically, persons ranging in age from 18 to 45. We are particularly focused on ensuring that product designs we will sell are keyed to current trends in the fashion industry, incorporate the most advanced technologies to enhance performance, and provide value to our target market. Our target market is the rapidly emerging Ukrainian middle class of fashion minded urban consumers. Geographically, we plan that our points of entry will be the capital of Ukraine, Kiev, and then other major Ukrainian cities such as Odessa, Dnepropetrovsk, Kharkov, and Sevastopol.

Market and Industry Overview

Industry

Eyeglasses are no longer just an aid to rectify vision defects, today they are a symbolic fashion image. The eyewear industry is experiencing a rise in demand from senior citizens for latest designs in non-prescription reading glasses. Comfort in clarity of vision and safety from the growing threat of hazardous UV radiations are the prime concern for this consumer category and equally important is the image projection. From the gloomy black plastic frame reading glasses, the trendy baby boomers are drifting towards radiant styles and frames made available in a spectrum of colors. Reading glasses are not left behind either; a wide range of styles, frames, and colors exist to select from to suit an individual's persona. Emerging niches in the eyeglasses market include sport-specific or performance eyewear and children's eyewear. Awareness of harmful effects of ultraviolet rays across the globe is expected to be a significant driver of growth for sunglasses.

Use of plastic lenses is gradually eclipsing the use of glass lenses. Presently, eyeglass lenses are available in three basic materials - glass, plastic, and polycarbonate. Eyeglass lenses are subjected to photochromic treatments for improved visibility; coated with an antireflection sheet; and polarized and hardened for extended durability. In the frames market, frames made from light and strong materials such as titanium and Monel are expected to score the maximum gains. Technology for photochromic lenses, though not very popular currently, is expected to pick up pace and result in substantial growth in the segment. Major factors influencing growth in the spectacles frames market include natural replacement cycles, increase in average life span in several countries, increased expenditure on healthcare, greater usage of computers in workplaces prompting early spectacle use, increasing degree of fashion consciousness among people, and shift from one pair to several pairs of glasses.

Men's eyewear is fast catching up with the growing acceptance of sunglasses in formal dressing. Cherished for their fashion statements, there exists strong demand for designer labels that range from anti-glare glasses to laser logos on temples and lenses. Latest styles include a trend shift towards plastic frames from the heavy metallic frames. Sunglasses have entered the yearlong wannabe list of consumer accessories that affirm a status symbol of a person more than just cooling glasses. With the foray of designer brands and fuelled by the media specifically the movies, this segment has created a niche for itself symbolizing style and status. Beside brand names, this segment is witnessing a trend shift towards exquisite frames with split temples adorned with pearls, precious stones, logo hinges, and others. Rimless sunglasses are still the hottest desirable models available in an array of metal and plastic makes.

Key players dominating the eyeglasses market at both the global and regional levels include Bausch & Lomb, The Carl Zeiss Group, De Rigo S.p.A., Essilor International, Hoya Corporation, Indo Internacional S.A., Luxottica Group S.p.A., Oakley, Inc., Safilo Group S.p.A., TEK Optical Canada, Fisherman Eyewear, Johnson & Johnson Vision Care Inc., Marchon Eyewear Inc., Transitions Optical Inc., Sundog Distributing Inc., Paris Miki, Inc., Tokai Optical Co. Ltd., L'Amy Group, Alpina International, Rodenstock, Schott AG, OPSM Pty Ltd, and Shamir Optical Industry Ltd, among others.

The markets for prescription eyeglass frames and sunwear are intensely competitive. There are thousands of frame styles, including thousands with brand names many of which have global recognition. The eyewear market is dominated by a handful of large corporations, many based in Italy. Each owns several smaller companies, and each has license agreements with numerous designer labels.

Examples of such companies are Luxottica Group S.p.A, Safilo Group S.p.A., and Marchon Eyewear, Inc. Luxottica Group S.p.A., the largest eyewear company in the world, is vertically integrated. It manufactures frames, distributes them through a direct sales force in the United States and throughout the world. Luxottica Group S.p.A. owns LensCrafters, Sunglass Hut, Pearle Vision and Cole Vision, which combined is the largest worldwide retail optical chain. The Luxottica Group includes well-known brands such as: Ray-Ban, Persol, Vogue, Arnette, Revo, Luxottica, Sferoflex, Killer Loop, Chanel, Prada, Miu Miu, Dolce & Gabbana, D&G, Versace, Versus, Bulgari, Salvatore Ferragamo, Donna Karan, DKNY, Brooks Brothers, Anne Klein, Burberry, Polo Ralph Lauren.

Another powerhouse is Safilo Group who makes products for Carrera and Smith, along with the likes of Dior, Armani, and Ralph Lauren. Oakley is a brand that has come a long way and has risen to the top of the sports eyewear market with good products and exceptional marketing. In terms of product design and quality, Oakley’s main high-end competitor is arguably Rudy Project. Best known in the cycling and triathlon worlds, family-owned Rudy Project (founded by Rudy Barbazza in 1985) has made significant inroads in the ski and outdoor markets.

One of the few remaining family-owned businesses, Julbo, has been making glacier glasses for more than 50 years. This long history with mountaineering shops has given it an edge in the outdoor market. Since splitting off from its prior distributor in 2003, Julbo has aggressively pursued the more general sports market in the United States of America, and is placing a recent emphasis on eyewear for toddlers and kids. Native, a relatively new company founded in 1998, was among the earliest advocates of affordable polarized poly carbonate lenses for sports. This gave the brand an early lead in what has emerged as the major growth category for eyewear. Another private company with passion for sports eyewear is Zeal Optics, based in Moab, Utah. This is one of the last remaining companies to not sell out. Zeal was started in 1997 out of a need for performance- and fashion-fused eyewear.

Among the brands in the medium priced market there are such companies as Signature eyewear, Inc. with brands Laura Ashley, bebe eyes, Hummer Eyegear, Nicole Miller, Dakota Smith, Cutter & Buck, Carmen Marc Valvo and Orange 21 Inc. with Spy, SpyOptic, Eye Spy, Windows for your head, Scoop, Delta Photochromatic, Dri Force, ARC, a Trident Design, Plus System, Gemini, Mosaic, Isotron, Espion, and a Cross Design.

Among the biggest brands in the low price market of the outdoor niche, Mountain Shades claimed over 55 percent of the sub-$25 category at outdoor snow specialty shops, according to Leisure Trends. Its slightly more upscale label, Optic Nerve, accounted for about half of the sunglasses sold in the $25 to $50 range at those same shops. The latter in particular has earned a reputation for solid quality at reasonable prices.

Frames sales represented the largest share of the vision correction market. The largest growth segments in the vision care market were over-the-counter readers, non-prescription sunglasses, and contact lenses. The growth in the frame market was driven largely by the performance of retail chains and mass merchandisers.

Market

Ukraine is one of the most populated countries in Europe and is the second largest European country with a population of 47 million people. Rapid per capita income growth has driven retail trade growth. A steady increase in personal income over the past few years has driven the expansion of the retail sector. During the past three years, established large European retailers (Metro, Billa, and Spar) have entered the Ukrainian market. Usually, retailers enter markets located in or around big urban centers with subsequent expansion into smaller cities and towns.

While economic growth continues, Ukraine's long-term economic prospects depend on acceleration of market reforms. The economy remains burdened by excessive government regulation and lack of law enforcement. Ukraine joined the World Trade Organization (WTO) in May 2008, and is expected to make continued progress on the reforms needed for closer economic ties with the EU, including a possible free-trade agreement.

Ukraine is an emerging market with considerable potential. Low labor and energy costs coupled with its proximity to the EU have made it an attractive destination for industry and investment. The past six years have been a relatively stable period for Ukraine economy. GDP growth rates have maintained positive levels, eclipsing rates of both China and India at certain points and per capita income has increased accordingly.

Ukraine continues to look west to Europe for its future and the EU has now displaced Russia as the country’s most important trade partner. Foreign policy, political strategies, and future aspirations all surround drawing closer to its European neighbors.

The consumer market of Ukraine is helping to drive growth domestically. Per capita income is on the rise; however, income levels are still lower than the average for most developing countries. The economic growth of the economy as a whole has definitely trickled down to the average consumer. Ukraine boasts a rapidly developing middle class which now represents 15% of the overall population, and a wealthy or upper class that represents roughly 2% of the population.

A number of factors limit the ability of imported consumer oriented goods to succeed in this market, namely price and distribution. Income levels are increasing, but levels are still far too low in the general population. The existence of a grey market economy that challenges and may even exceed the legal economy makes reliable distribution and credible buyers more difficult to find. European retail giants have entered the market and helped improve price, product availability and infrastructure through stiff competition. Imports currently make up roughly 20% of supermarket inventories.

Plan of Operations

Short term goal (twelve-month period)

The two key elements of our short term plan are to create our initial portfolio of North American eyewear we want to sell to the Ukrainian market, and to do a test market of these products. Our plan of operation for the next 12 months will be focused on three major areas: (i) Operations; (ii) Marketing; and (iii) Financing.

Operations

We plan to create a portfolio of eyewear brands by sourcing them through industry trade shows, directly contacting North American manufacturers and by searching through industry publications, ads, and referrals. We are planning to start with two or three products in each of the following categories:

a)	Prescription frames
b)	Sunglasses (some sunwear styles are Rx-able).
c)	Ready to wear reading glasses

We will buy samples and small quantities of chosen eyewear from vendors throughout the United States of America and ship them to our distributor Optex for testing on the local market. Optex will utilize their existing contacts to introduce our products to local buyers. Our Company will create a portfolio of perspective brands based on feedback we will receive from our distributor. We will obtain all the necessary information about prospective items we wish to include in our portfolio from the manufacturers for the purpose of developing a sale support system.

Upon receiving a purchase order from Optex, Raduga will place a trial order with chosen manufacturers or their distributors and fulfill it by shipping purchased goods to Optex. We will evaluate the consumer response to the introduced new products by working closely with Optex and deciding on whether to keep or adjust our product lines. Then we will develop a more detailed plan of operations including types of products and next order volumes.

Marketing

We plan to develop a strategic marketing plan by working together with Optex for generating product awareness in the areas we plan to introduce our products first. The marketing plan will cover the following:

-	Active promotional program including printing promotional materials, educating buyers, and other potential distributors on the products we carry;
-	Public and media relations program in key markets;
-	Sponsoring local events, by supplying our products to increase consumer awareness of brands that we represent.

Financing

As of the date of this registration statement we have raised $35,500 from various private placements, and $7,000 in loans from our Directors. Management believes that we have sufficient cash flow to meet our capital requirements for at least the next 12 months and plans to keep operating costs to a minimum until cash is available through financing or operating activities. We plan to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Long term goal (five-year period)

There are three key elements of our long term plan:

-	Expansion of our portfolio by diversifying our offerings with new innovative products;
-	Introduction of new product categories including sport eyewear and performance sunwear; and
-	Expansion into new sales territories, increasing number of distributors, and uncovering new distribution channels.

Competition

The eyewear industry is highly competitive and dominated by large Leading Eyewear Manufacturers / Retailers such as Luxottica Group S.p.A, Safilo Group S.p.A., Marchon Eyewear, Inc., Viva International among others. Optical Shop International, a North American designer and distributor of luxury eyewear brands (Chrome Hearts, Blinde, Kieselstein-cord, Matsuda) rapidly expanding in Eastern Europe. Some of the strongest up and coming export markets for OSA Europe are Russia and Ukraine.

Local eyewear importers, manufacturers, and distributors have already established their distribution channels, and brand name recognition on the Ukrainian market. Examples of such leading local companies are Dako Impex (Kyiv), Optilux (Kyiv), Vision Partner, Carl Zeiss, Optika Opt (Kyiv), Immi Optika (Kyiv), Nova Linia (Kyiv), Gamma Optic (Kharkiv), Pro Vision Group (Kyiv) to name a few. Competition for shelf space in department and independent stores is intense and poses great difficulty for smaller companies and distributors.

Raduga will be competing in the mid-range sunglass and prescription frames and glasses segment with the $30 to $75 price range that has generally been ignored by the bigger companies with others offering products of poorer quality. We intend positioning ourselves in the mid-range price category, because in order to sell the high-end glasses the company will be required to have an access to the extensive network of professional sale force and a well established reputation amongst the high end consumers.

Raduga are going to offer distinctive labels and brands, which address specific consumer tastes. We will target specific group of consumers who are looking for affordable yet unique, edgy, brands that are not offered by other competitors. Our main focus will be to cater to customers who want unique design aesthetic and trendy, fashion forward styles at affordable price.

Description of Property

We do not hold ownership or leasehold interest in any property.

Directors, Executive Officers, and Control Persons

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Olena Denyavska	35	President, Chief Executive Officer, and Director

Katerina Yatsuk	53	Treasurer, Chief Financial Officer, and Director

Victoria Nem	52	Secretary and Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Raduga’s affairs.

Olena Denyavska, President

Mrs. Olena Denyavska has been our President, Chief Executive Officer, and a Director of the Company since our inception.

She holds a diploma in Economics and in the past she worked in the foreign currency exchange department of various Ukrainian banks. Presently Mrs. Denyavska works as a branch manager at “OOO Ukrainian Financial Group.” Mrs. Denyavska is not an officer or Director of any other reporting company. Mr. Denyavska intends to devote approximately 25% of her business time to our affairs.

Katerina Yatsuk, Director

Mrs. Katerina Yatsuk is a trained optician and was working as an optician in various optical stores. Presently, she holds a position of a senior buyer in a private company that is involved in importing and distribution of sports and performance apparel in Ukraine. Mrs. Yatsuk is not an officer or director of any other reporting company. Mrs. Yatsuk intends to devote approximately 25% of her business time to our affairs.

Victoria Nem, Director

Mrs. Victoria Nem holds a diploma in Economics. She worked as an accounting clerk in various private companies. In the past five years, Mrs. Victoria Nem was working as a wholesale buyer of the private company that sells non-prescription sunglasses and sport performance glasses under NYS Collection ® trademark in North America. Mrs. Victoria Nem is not an officer or Director of any other reporting company. Mrs. Victoria Nem intends to devote approximately 25% of her business time to our affairs.

EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our Directors since our inception on August 17, 2007, through July 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Olena Denyavska, President, Chief Executive Officer, and Director	08-17-07 (inception) to 07-31-08	-0-	-0-	$1,000 (1)	-0-	-0-	-0-	-0-
Katerina Yatsuk, Treasurer, Chief Financial Officer, and Director	08-17-07 (inception) to 07-31-08	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Victoria Nem, Secretary and Director	08-17-07 (inception) to 07-31-08	-0-	-0-	$1,500(2)	-0-	-0-	-0-	-0-

(1)
The Company’s president provides management services to the Company as per unwritten arrangement with the Company. During the period ended July 31, 2008, the Company incurred $1,000 for management services.

(2)
The Company’s Director provides consulting services to the Company. During the period from inception on August 17, 2007, through July 31, 2008, the Company paid to the Director $1,500 in consulting fees.

Stock Option Grants

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole Director and officer since our inception.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The President of the Company provides management services to the Company. During the period ended July 31, 2008, management services of $1,000 were charged to operations. During the period ended July 31, 2008, the Company incurred $1,500 in consulting fees with a Director of the Company.

As of July 31, 2008, a loan from an individual who is a Director and Secretary of the Company amounted to $4,596. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment. As of August 29, 2008, Raduga paid $2,406 on the loan, and the remaining balance owed by Raduga was $2,190.

During the period ended July 31, 2008, the Director, Chief Financial Officer, and Treasurer of the Company provided a $7,000 loan to Raduga. The loan is unsecured, bears interest at 6.25% per annum, and as of July 31, 2008, consisted of $7,000 of principal due on May 20, 2009, and $86 of accrued interest.

We have not entered into any transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings which involve Raduga Inc.

AUDIT COMMITTEE

The Audit Committee is currently composed of two members, Olena Denyavska and Katerina Yatsuk. Our Board of Directors has determined that we do not have an audit committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Raduga Inc. and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of September 12, 2008, of our common stock by each of our Directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 12, 2008, there were 8,500,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
		(1)	(%)
Common	Olena Denyavska, President, CEO, and Director	3,500,000	41.19
Common	Katerina Yatsuk, Treasurer CFO, and Director	1,000,000	11.76
Common	Victoria Nem, Secretary, and Director	1,000,000	11.76
	All Officers and Directors as a Group that consists of three persons	5,500,000	64.71

(1) -	Includes shares that could be obtained by the named individuals within the next 60 days.

CHANGES IN CONTROL

There are currently no arrangements which would result in a change in control of Raduga Inc.

DESCRIPTION OF SECURITIES

The authorized capital stock of Raduga Inc. consists of 75,000,000 common shares, $0.001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Raduga Inc., whether voluntary or involuntary, to share equally in the assets of Raduga available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Raduga's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Raduga’s common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Raduga does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Raduga’s financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Karen A. Batcher, Esq. our legal counsel has provided an opinion on the validity of our common stock. The financial statements included in this prospectus and the registration statement have been audited by Davis Accounting Group P.C., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect tothe securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.

The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not quoted on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JULY 31, 2008

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Raduga Inc.:

We have audited the accompanying balance sheet of Raduga Inc. (a Nevada corporation in the development stage) as of July 31, 2008, and the related statements of operations, stockholders’ equity, and cash flows for the period ended July 31, 2008, and from inception (August 17, 2007) through July 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raduga Inc. as of July 31, 2008, and the results of its operations and its cash flows for the period ended July 31, 2008, and from inception (August 17, 2007) through July 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
August 29, 2008.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF JULY 31, 2008

ASSETS

2008

Current Assets:
Cash and cash equivalent	$36,635
Total current assets	36,635

Other Assets:
Deposit	200
Total other assets	200

Total Assets	$36,835

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	$3,000
Accrued compensation - Directors and stockholders	1,000
Due to related party - Director and stockholder	4,596
Note payable - Director and stockholder	7,086
Total current liabilities	15,682
Total liabilities	15,682

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares
authorized; 8,500,000 shares issued and outstanding	8,500
Additional paid-in capital	27,000
(Deficit) accumulated during the development stage	(14,347)
Total stockholders' equity	21,153
Total Liabilities and Stockholders' Equity	$36,835

The accompanying notes to the financial statements are
an integral part of this balance sheet.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2008,
AND CUMULATIVE FROM INCEPTION (AUGUST 17, 2007)
THROUGH JULY 31, 2008

	Period Ended	Cumulative
	July 31,	From
	2008	Inception

Revenues	$2,025	$2,025

Cost of Goods Sold	725	725

Gross Profit	1,300	1,300

Expenses:
General and administrative -
Accounting and audit fees	3,000	3,000
General and administrative - Other	407	407
Incorporation costs	775	775
Officer's compensation	2,500	2,500
Rent	869	869
Travel and promotion	8,010	8,010

Total general and administrative expenses	15,561	15,561

(Loss) from Operations	(14,261)	(14,261)

Other Income (Expense)	(86)	(86)

Provision for Income Taxes	-	-

Net (Loss)	$(14,347)	$(14,347)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	2,269,143

The accompanying notes to the financial statements are
an integral part of these statements.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (AUGUST 17, 2007)
THROUGH JULY 31, 2008

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Total

Balance - August 17, 2007	-	$-	$-	$-	$-
Common stock issued for cash	8,500,000	8,500	27,000	-	35,500
Net (loss) for the period	-	-	-	(14,347)	(14,347)
Balance - July 31, 2008	8,500,000	$8,500	$27,000	$(14,347)	$21,153

The accompanying notes to the financial statements are
an integral part of this statement.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2008,
AND CUMULATIVE FROM INCEPTION (AUGUST 17, 2007)
THROUGH JULY 31, 2008

	Period Ended	Cumulative
	July 31,	From
	2008	Inception

Operating Activities:
Net (loss)	$(14,347)	$(14,347)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in net assets and liabilities
Deposit	(200)	(200)
Accrued liabilities	4,086	4,086
Net Cash (Used in) Operating Activities	(10,461)	(10,461)
Investing Activities:	-	-
Net Cash Provided by Investing Activities	-	-

Financing Activities:
Proceeds from issuance of common stock	35,500	35,500
Proceeds from related party loan - Director and stockholder	4,596	4,596
Proceeds from Note payable - Director and stockholder	7,000	7,000
Net Cash Provided by Financing Activities	47,096	47,096
Net Increase in Cash	36,635	36,635
Cash - Beginning of Period	-	-
Cash - End of Period	$36,635	$36,635

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to the financial statements are
an integral part of these statements.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

1)	Summary of Significant Accounting Policies

Basis of Presentation and Organization

Raduga Inc. (the “Company” or “Raduga”) is a Nevada corporation in the development stage and has minimal operations. The Company was incorporated under the laws of the State of Nevada on August 17, 2007. The proposed business plan of the Company is to sell and distribute eyewear. The accompanying financial statements of Raduga were prepared from the accounts of the Company under the accrual basis of accounting.

In May 2008, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $30,000 through the issuance of 3,000,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.01 per share. As of July 31, 2008, the Company had received $30,000 in proceeds from 30 foreign investors under the PPO. Raduga also commenced an activity to submit a Registration Statement on Form S-1 to the SEC to register 3,000,000 shares of its outstanding common stock on behalf of the selling stockholders. Raduga will not receive any of the proceeds of this registration activity once the shares of common stock are sold. The Registration Statement on Form S-1 has yet to be filed with the SEC.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

Raduga is in the development stage and has yet to realize significant revenues from operations. Once the Company has commenced full operations, it will recognize revenues when the sale and/or distribution of eyewear is complete, risk of loss and title to the eyewear have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. These incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended July 31, 2008.

 RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. Raduga establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts Raduga could realize in a current market exchange. As of July 31, 2008, the carrying value of the Company’s financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Property and Equipment

Property and equipment is stated at cost. Expenditures that materially increase useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment of Disposal of Long-lived Assets,” which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value. For the period ended July 31, 2008, there were no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Advertising and Promotion

The Company’s expenses all advertising and promotion costs as incurred. Advertising and promotion costs for the period ended July 31, 2008, were $0.

Concentration of Risk

As of July 31, 2008, the Company maintained its cash accounts at one commercial bank. The balances in the accounts are subject to FDIC coverage.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded as of July 31, 2008.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of July 31, 2008, and expenses for the period ended July 31, 2008, and cumulative from inception. Actual results could differ from those estimates made by management.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

Fiscal Year End

The Company has adopted a fiscal year end of July 31.

(2)	Development Stage Activities and Going Concern

The Company is currently in the development stage, and has minimal operations. The proposed business plan of Raduga is to engage in the sale and distribution of eyewear.

During the period from inception (August 17, 2007) through July 31, 2008, the Company was incorporated, received initial working capital through loans from a Director and stockholder, and commenced a capital formation activity to raise up to $30,000 from the sale of 3,000,000 shares of its common stock through a PPO to various foreign stockholders. As of July 31, 2008, the Company had raised $30,000 in proceeds from 30 foreign investors related to the PPO. Currently, Raduga is preparing a Registration Statement on Form S-1 which it intends to file with the SEC to register 3,000,000 shares of its common stock for selling stockholders. The Company will not receive any proceeds from the sale of common stock by selling stockholders. As of August 29, 2008, the Company was continuing with the preparation of the Registration Statement on Form S-1, and had not yet filed it with the SEC.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of July 31, 2008, the Company had working capital of $20,953 and has an accumulated deficit since inception of $14,347. The Company has not established any source of significant revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meets its obligations and repay its liabilities arising from normal business operations when they come due. These and other factors raise substantial doubt about Raduga’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.

(3)	Loans from Officers and Directors

As of July 31, 2008, a loan from an individual who is a Director and Secretary of the Company amounted to $4,596. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment. As of August 29, 2008, Raduga paid $2,406 on the loan, and the remaining balance owed by Raduga was $2,190.

During the period ended July 31, 2008, the Director, Chief Financial Officer, and Treasurer of the Company provided a $7,000 loan to Raduga. The loan is unsecured, bears interest at 6.25% per annum, and as of July 31, 2008, consisted of $7,000 of principal due on May 20, 2009, and $86 of accrued interest.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

(4)	Appointment of Officers and Directors

On October 5, 2007, Raduga appointed Ms. Olena Denyavska as Director, President, and Chief Executive Officer; Ms. Katerina Yatsuk as Director, Chief Financial Officer, Treasurer, and Principal Accounting Officer; and Ms. Victoria Nem as Director and Secretary.

(5)	Common Stock

The Company is authorized to issue 75,000,000 shares of its common stock with a par value of $0.001 per share. No other classes of stock are authorized. As of July 31, 2008, the Company had not granted any stock options and had not recorded any stock-based compensation.

In May 2008, the Company issued to a Director who is the Chief Executive Officer 3,500,000 shares of its common stock valued at par value. This transaction was valued at $3,500.

In May 2008, the Company issued to a Director who is the Chief Financial Officer 1,000,000 shares of its common stock valued at par value. This transaction was valued at $1,000. The Company also issued to a Director who is the Corporate Secretary 1,000,000 shares of its common stock valued at par value. This transaction was valued at $1,000.

In May 2008, the Board of Directors of the Company approved a PPO, exempt from registration under the Securities Act of 1933, to raise up to $30,000 through the issuance of 3,000,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.01 per share. The PPO had an offering period of 180 days. As of July 31, 2008, the Company had fully subscribed the PPO to 30 foreign investors, and raised $30,000 in proceeds with the issuance of 3,000,000 shares of its common stock.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the SEC to register 3,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of August 29, 2008, the Company continued with the preparation of its Registration Statement on Form S-1, and had not yet filed it with the SEC.

(6)	Income Taxes

The provision (benefit) for income taxes for the period ended July 31, 2008, was as follows (assuming a 15% effective tax rate):

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

	Period Ended	Cumulative
	July 31,	From
	2008	Inception
Current Tax Provision:
Federal -
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal -
Loss carryforwards	$2,152	$2,152
Change in valuation allowance	(2,152)	(2,152)
Total deferred tax provision	$-	$-
Raduga had deferred income tax assets as of July 31, 2008, as follows:

2007

Loss carryforwards	$2,152
Less - Valuation allowance	(2,152)
Total net deferred tax assets	$-
The Company provided a valuation allowance equal to the deferred income tax assets for the period ended July 31, 2008, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of July 31, 2008, the Company had approximately $14,347 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2026.

(7)	Related Party Transactions

As described in Note 3, as of July 31, 2008, Raduga owed $4,596 to an individual who is a Director, Secretary, and a stockholder of the Company. As of August 29, 2008, Raduga had repaid to this individual $2,406, and the remaining balance owed by Raduga was $2,190.

As described in Note 5, the Company issued 3,500,000 shares of its common stock to its Director, President, and Chief Executive Officer at par value. The transaction was valued at $3,500. In addition, the Company issued to a Director who is the Chief Financial Officer 1,000,000 shares of its common stock valued at par value. This transaction was valued at $1,000. The Company also issued to a Director who is the Corporate Secretary 1,000,000 shares of its common stock valued at par value. This transaction was valued at $1,000.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

During the period ended July 31, 2008, the Director, President, Chief Executive Officer, and shareholder provided management services to the Company valued at $1,000. As of July 31, 2008, the amount owed to this individual was $1,000.

During the period ended July 31, 2008, the Secretary, Director, and shareholder provided consulting services to the Company valued at $1,500. As of July 31, 2008, the amount owed to this individual was $0.

(8)	Commitments

On May 5, 2008, Raduga entered into an agreement with a distributor located in the Ukraine whereby the distributor was granted the non-exclusive and non-assignable right to sell, market, and distribute products supplied by Raduga in the geographic region of Kiev and Odessa, Ukraine. The distribution agreement may be terminated on 30-days notice by either party.

On May 6, 2008, the Company entered into a written agreement with a third party to lease office space in Costa Mesa, California for operations. The monthly lease amount is $200, and the term of the lease arrangement is 12 months. The Company will also be charged for miscellaneous office expenses such as copying, printing, telephone, and facsimile charges. For the period ended July 31, 2008, the Company paid $869 in lease rental expenses.

(9)	Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities.

SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year, provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of Raduga does not believe that this new pronouncement will have a material impact on its financial statements.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations - Revised 2007” (“SFAS No. 141R”), which replaces FASB Statement No. 141, “Business Combinations.” SFAS No. 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset of a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements - a replacement of FASB Concepts Statement No. 3.” This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirer’s obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchases as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. This, therefore, improves the representational faithfulness and completeness of the information provided about both the acquirer’s earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The management of Raduga does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling interest’s attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Raduga does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

●	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
●	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
●	Disclosure of information about credit-risk-related contingent features; and
●	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of Raduga does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

RADUGA INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2008

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. The management of Raduga does not expect the adoption of this pronouncement to have material impact on its financial statements.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Accounting fees and expenses	$3,500
Filing fees	1,000
Legal fees and expenses	5,800
Transfer agent fees	800
Securities and Exchange Commission registration fee	1.18
Total	$11,101.18

All amounts are estimates other than the Commission's registration fee.

Indemnification of Officer and Directors

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our Articles of Incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and officers; and, provided, further, that we shall not be required to indemnify any Director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the Bylaws.

Our Bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our Director or officer, or is or was serving at our request as a Director or executive officer of another company, partnership, joint venture, trust, or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws also provide that no advance shall be made by us to any officer in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We completed an offering of 5,500,000 shares of our common stock at a price of $0.001 per share to our Directors Olena Denyavska (3,500,000), Katerina Yatsuk (1,000,000) and Victoria Nem (1,000,000) on May 20, 2008. The total amount received from this offering was $5,500. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 3,000,000 shares of common stock at a price of $0.010 per share to a total of 30 purchasers on July 31, 2008. The total amount received from this offering was $30,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name Of Subscriber	Number of Shares
Victor Teterev	100,000
Volodimir Kudryavtsev	100,000
Tamara Kilivnik	100,000
Ganna Tkach	100,000
Valentina Melanich	100,000
Antonina Nischenko	100,000
Valentina Tretyak	100,000
Zoya Kramarenko	100,000
Sergei Breus	100,000
Oleksandr Mashtaler	100,000
Mariya Bublik	100,000
Mariya Oleynik	100,000
German Atayan	100,000
Veronika Yankova-Furmanets	100,000
Valentin Bessinem	100,000
Olena Sorokina	100,000
Olena Panchenko	100,000
Valentina Mezentseva	100,000
Sergiy Kalafitski	100,000
Volodimir Kotov	100,000
Vyacheslav Klimov	100,000

Name Of Subscriber	Number of Shares
Volodimir Smirnov	100,000
Vasil Lisovoy	100,000
Igor Galichenko	100,000
Katerina Ergieva	100,000
Ludmila Ismatova	100,000
Tetyana Monahova	100,000
Svitlana Gika	100,000
Volodimir Shumeyko	100,000
Oleksandr Larin	100,000

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The Investor acknowledged the following: Subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the subscriber to purchase the units have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Batcher Zarcone & Baker, LLP with consent to use
10.1	Sales Representative/Distributor Agreement
23.1	Consent of Davis Accounting Group P.C., Certified Public Accountants

Undertakings

We hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

iii.	To include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	For determining any liability under the Securities Act of 1933:

i.
we shall treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

ii.
we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such

iii.
securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference

iv.
into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

v.
we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act, Raduga Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Costa Mesa, California, U.S.A., on the 24th day of September, 2008.

RADUGA INC.

By:	/s/ Olena Denyavska
Olena Denyavska
President, Chief Executive Officer (Principal Executive Officer), and Director

By:	/s/ Victoria Nem
Victoria Nem
Secretary and Director

POWER OF ATTORNEY

We, the undersigned officers and Directors of Raduga Inc., hereby severally constitute and appoint Olena Denyavska and Victoria Nem, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement  has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Olena Denyavska	President, CEO, and Director	September 24, 2008
Olena Denyavska

/s/ Katerina Yatsuk	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer, and Director	September 24, 2008
Katerina Yatsuk

/s/ Victoria Nem	Secretary and Director	September 24, 2008
Victoria Nem